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         FOR IMMEDIATE RELEASE

                SmarTalk Completes the Sale of its Assets to AT&T

                  DUBLIN, OHIO, April 2, 1999 -- SmarTalk TeleServices, Inc. (OTC:SMTKQ) today announced that the acquisition by AT&T Corp. of substantially all of SmarTalk's assets was consummated as of March 31, 1999. Attached is a Current Report on Form 8-K filed by SmarTalk with the SEC containing additional information regarding the transaction. Among other things, the Form 8-K indicates that, based upon currently available information, SmarTalk does not anticipate that the proceeds of SmarTalk's bankruptcy estate will be sufficient to fully satisfy the claims of its creditors, and thus SmarTalk does not anticipate that there will be funds available to permit any distribution to holders of SmarTalk's equity securities.

         Note: This press release contains forward-looking statements. The words, "believe," "expect," and "anticipate" and similar expressions identify such forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those projected in the forward-looking statements. In particular, SmarTalk has not prepared any formal liquidation analysis based on the assets of the bankruptcy estate, and any such analysis would be premature at this time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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